SMITH BARNEY INVESTMENT FUNDS INC.

                      ARTICLES OF AMENDMENT


            Smith   Barney  Investment  Funds  Inc.,  a  Maryland
corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

            FIRST:    The  Articles  of  Incorporation   of   the
Corporation, as amended, are hereby further amended  by  deleting
Article SECOND and inserting in lieu thereof the following:

                 SECOND:    The  name  of  the   corporation
     (hereinafter  called the "Corporation") is  Legg  Mason
     Partners Investment Funds, Inc.

           SECOND: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class Z Common Stock and Class 1 Common Stock, respectively, of the Smith Barney Government Securities Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class Z Common Stock and Class 1 Common Stock, respectively, of the Legg Mason Partners Government Securities Fund of the Corporation.

           THIRD: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Investment Grade Bond Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Investment Grade Bond Fund of the Corporation.

           FOURTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Hansberger Global Value Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Hansberger Global Value Fund of the Corporation.

           FIFTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Small Cap Value Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Small Cap Value Fund of the Corporation.

           SIXTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class Z Common Stock, and Class 1 Common Stock, respectively, of the Smith Barney Small Cap Growth Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class Z Common Stock and Class 1 Common Stock, respectively, of the Legg Mason Partners Small Cap Growth Fund of the Corporation.

           SEVENTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Multiple Discipline Funds - Large Cap Growth and Value Fund as the Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Multiple
Discipline  Funds  Large  Cap  Growth  and  Value  fund  of   the
Corporation.

           EIGHTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Multiple Discipline Funds - All Cap Growth and Value Fund as the Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund of the Corporation.

           NINTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Multiple Discipline Funds - Global All Cap Growth and Value Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z
Common Stock, respectively, of the Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value fund of the Corporation.

           TENTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Smith Barney Multiple Discipline Funds - Balanced All Cap Growth and Value Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value fund of the Corporation.

           ELEVENTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Smith Barney Real Return Strategy Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Legg Mason Partners Real Return Strategy Fund of the Corporation.

           TWELFTH: The Charter of the Corporation is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Smith Barney Multiple Discipline Funds - All Cap and International Fund as the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock, respectively, of the Legg Mason Partners Multiple Discipline Funds All Cap and International fund of the Corporation.

          THIRTEENTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

          FOURTEENTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the ___ day of ____________, 2006.



WITNESS:                      SMITH BARNEY INVESTMENT FUNDS
                              INC.


By:
        Thomas C. Mandia      By:
       Assistant Secretary
                                      R. Jay Gerken
                                      Chairman, President and
                                      Chief Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Investment Funds Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the
matters  and  facts  set  forth  therein  with  respect  to   the
authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.





                                      R. Jay Gerken
                                           Chairman, President
                               and Chief Executive Officer